UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 5, 2025

AB PRIVATE CREDIT INVESTORS CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-01196	81-2491356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Colorado Street, Suite 1500

Austin, Texas 78701

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (512) 721-2900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 5, 2025, ABPCI Direct Lending Fund CLO VI Ltd (the “Issuer”) and ABPCI Direct Lending Fund CLO VI LLC (the “Co-Issuer,” and together with the Issuer, the “Co-Issuers”), each a special purpose vehicle and each a wholly-owned subsidiary of AB Private Credit Investors Corporation (the “Fund”), executed that certain amended and restated indenture by and among the Co-Issuers and U.S. Bank Trust Company, National Association (the “Refinancing CLO Transaction”) to redeem all of the outstanding secured notes (the “Existing Secured Notes”) issued by the Co-Issuers pursuant to that certain original indenture, dated as of August 9, 2019, as amended by that certain First Supplemental Indenture, dated as of April 28, 2022 and that certain Second Supplemental Indenture, dated as of March 8, 2024, with the proceeds from the private placement of new Debt offered by the Co-Issuers in the Refinancing CLO Transaction (the “Refinancing Debt”). The Refinancing Debt is secured by a diversified portfolio of the Co-Issuers consisting primarily of middle market loans and participation interests in middle market loans and may also include some broadly syndicated loans. The Refinancing Debt consists of: (i) $103,000,000 of Class A-1-RR Senior Secured Floating Rate Notes, which bear interest at three-months SOFR plus 1.40% per annum; (ii) $100,000,000 of Class A-1L-R Senior Secured Floating Rate Loans, which bear interest at three-months SOFR plus 1.40% per annum; (iii) $14,000,000 of Class A-2-RR Senior Secured Floating Rate Notes, which bear interest at three-months SOFR plus 1.60% per annum; (iv) $21,000,000 of Class B-RR Senior Secured Floating Rate Notes, which bear interest at SOFR plus 1.70% per annum; (v) $28,000,000 of Class C-RR Secured Deferrable Floating Rate Notes, which bear interest at SOFR plus 2.00% per annum; and (vi) $18,980,000 of additional Subordinated Notes, which do not bear interest. In addition, $61,320,000 of Subordinated Notes previously issued by the Issuer will remain outstanding as of the closing date of the Refinancing CLO Transaction. The Refinancing Debt is scheduled to mature on January 27, 2037.

In a series of contemporaneous transactions on the closing date of the Refinancing CLO Transaction, (i) the Issuer, with the proceeds from the issuance of the Refinancing Debt (including the issuance of all $28,000,000 of the Class C-RR Notes and all $18,980,000 of the additional Subordinated Notes to ABPCI Direct Lending Fund CLO VI Depositor LLC, a wholly-owned subsidiary of the Fund), redeemed all of the outstanding Existing Secured Notes, and (ii) the Issuer made any other payments due in connection with the repayment of the Existing Secured Notes and paid any other fees and expenses expected to be paid as of such date.

The Refinancing Debt is the secured obligation of the Co-Issuers, and the indenture governing the Refinancing Debt includes customary covenants and events of default. The Refinancing Debt has not been, and will not be, registered under the Securities Act of 1933, as amended, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

AB Private Credit Investors LLC (the “Adviser”) serves as collateral manager to the Issuer pursuant to a collateral management agreement between the Adviser and the Issuer, which was amended and restated on the closing date of the Refinancing CLO Transaction (as amended, the “Collateral Management Agreement”). For so long as the Adviser serves as collateral manager to the Issuer, the Adviser will elect to receive $0 as any base management fee or subordinated interest to which it may be entitled under the Collateral Management Agreement.

The descriptions of the documentation related to the Refinancing CLO Transaction are only summaries of the material provisions of such documents and are qualified in their entirety by reference to the underlying agreements, including Exhibit 10.1 attached to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 10.1	Amended and Restated Indenture, by and among ABPCI Direct Lending Fund CLO VI Ltd, as issuer, ABPCI Direct Lending Fund CLO VI LLC, as co-issuer and U.S. Bank Trust Company, National Association, as trustee, dated as of March 5, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2025	AB PRIVATE CREDIT INVESTORS CORPORATION

	By:	/s/ Leon Hirth
Leon Hirth
Secretary